As filed with the Securities and Exchange Commission on June 23, 2020

Registration Statement File No. 333-49559

Registration Statement File No. 333-49671

Registration Statement File No. 333-71042

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-49559)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-49671)

POST-EFFECTIVE AMENDMENT NO. 2 (No. 333-71042)

to

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Methode Electronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	36-2090085
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8750 West Bryn Mawr Avenue, Suite 1000, Chicago, Illinois	60631-3518
(Address of principal executive offices)	(Zip Code)

Methode Electronics, Inc. Electronic Controls Division Cash and Class A Common Stock Bonus Plan

Methode Electronics, Inc. 1997 Stock Plan

Methode Electronics, Inc. 2000 Stock Plan

(Full title of the plans)

Ronald L.G. Tsoumas

Chief Financial Officer
Methode Electronics, Inc.
8750 West Bryn Mawr Avenue, Suite 1000

Chicago, Illinois 60631
(708) 867-6777

(Name, address and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Methode Electronics, Inc. (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to deregister the unissued and unsold shares of the Company’s common stock, par value $.50 per share (the “Common Stock”), issuable by the Company pursuant to (1) the Methode Electronics, Inc. Electronic Controls Division Cash and Class A Common Stock Bonus Plan, (2) the Methode Electronics, Inc. 1997 Stock Plan, and (3) the Methode Electronics, Inc. 2000 Stock Plan, previously registered by the Company pursuant to the following registration statements (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (Registration Statement No. 333-49559), registering 100,000 shares of Common Stock, filed with the Securities and Exchange Commission on April 7, 1998;
•	Registration Statement on Form S-8 (Registration Statement No. 333-49671) registering 2,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on April 8, 1998; and
•	Registration Statement on Form S-8 (Registration Statement No. 333-71042) registering 2,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 5, 2001.

The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.  This filing is made in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 23rd day of June, 2020.

Methode Electronics, Inc.

	By	/s/ Ronald L.G. Tsoumas
/s/		Ronald L.G. Tsoumas
Chief Financial Officer

No other person is required to sign this Post-Effective Amendment on behalf of the Registrant in reliance on Rule 478 under the Securities Act of 1933, as amended.